EXECUTION VERSION
EXHIBIT 4.1
     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (the “Agreement”), dated as of October 18, 2011 (the “Effective Date”) by and among USG CORPORATION, a corporation duly organized and existing under the laws of Delaware and having an office at 550 West Adams Street, Chicago, Illinois 60661 (the “Issuer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 190 South LaSalle Street, 10th Floor, Chicago, Illinois 60603 (“Successor Trustee”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 10 East 40th Street, Floor 14, New York, New York 10016 (“Resigning Trustee”).
RECITALS:
     WHEREAS, there are currently (i) $350,000,000 aggregate principal amount of the Issuer’s 8.375% Senior Notes Due 2018 (the “8.375% Securities”), (ii) $300,000,000 aggregate principal amount of the Issuer’s 9.75% Senior Notes Due 2014 (the “9.75% Securities”), (iii) $500,000,000 aggregate principal amount of the Issuer’s 6.30% Senior Notes due 2016 (the “6.30% Securities”) and (iv) $500,000,000 aggregate principal amount of the Issuer’s 7.75% Senior Notes due 2018 (the “7.75% Securities”) outstanding under an Indenture, dated as of November 1, 2006, by and between the Issuer and Resigning Trustee (the “2006 Indenture”) and (v) $400,000,000 aggregate principal amount of the Issuer’s 10% Contingent Convertible Senior Notes due 2018 (the “10% Securities” and, together with the 8.375% Securities, the 9.75% Securities, the 6.30% Securities and the 7.75% Securities, the “Securities”) outstanding under an Indenture, dated as of November 1, 2008, by and between the Issuer and Resigning Trustee (the “2008 Indenture” and, together with the 2006 Indenture, the “Indentures”);
     WHEREAS, the Issuer appointed Resigning Trustee as the trustee (the “Trustee”), registrar (the “Registrar”) and paying agent (the “Paying Agent”) under the Indentures;
     WHEREAS, Section 6.10 of each of the Indentures provides that the Trustee may at any time resign with respect to the Securities by giving written notice of such resignation to the

EXECUTION VERSION
Issuer and the Holders, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;
     WHEREAS, Section 6.10 of each of the Indentures provides that, if the Trustee shall resign, the Issuer shall promptly appoint a successor Trustee;
     WHEREAS, Section 6.11 of each of the Indentures provides that any successor Trustee appointed in accordance with the Indentures shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment under the Indentures, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Trustee;
     WHEREAS, Resigning Trustee has given written notice to the Issuer and the Holders that it is resigning as Trustee, Registrar and Paying Agent under the Indentures;
     WHEREAS, the Issuer desires to appoint Successor Trustee as successor Trustee, Registrar and Paying Agent to succeed Resigning Trustee in such capacities under the Indentures; and
     WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Registrar and Paying Agent under the Indentures;
     NOW, THEREFORE, the Issuer, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
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THE RESIGNING TRUSTEE
     1.1 Pursuant to Section 6.10 of each of the Indentures, Resigning Trustee has by letter notified the Issuer and the Holders that Resigning Trustee is resigning as Trustee, Registrar and Paying Agent under the Indentures.
     1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:

EXECUTION VERSION
(a)	The Indentures, and each amendment and supplemental indenture thereto, if any, were validly and lawfully accepted by Resigning Trustee and are in full force and effect.

(b)	No covenant or condition contained in the Indentures has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indentures to effect any such waiver.

(c)	To the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, there is no action, suit or proceeding pending or threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indentures.

(d)	As of the Effective Date, Resigning Trustee will hold no moneys or property under the Indentures.

(e)	Pursuant to Section 2.4 of the 2006 Indenture, Resigning Trustee has duly authenticated and delivered (i) $350,000,000 aggregate principal amount of the 8.375% Securities and (ii) $300,000,000 aggregate principal amount of the 9.75% Securities and, as of the Effective Date, (i) $350,000,000 aggregate principal amount of the 8.375% Securities, (ii) $300,000,000 aggregate principal amount of the 9.75% Securities, (iii) $500,000,000 aggregate principal amount of the 6.30% Securities, (iv) $500,000,000 aggregate principal amount of the 7.75% Securities and (v) $400,000,000 aggregate principal amount of the 10% Securities are outstanding and interest has been paid through the most recent date on which interest is required to be paid in accordance with the terms of such Securities.

(f)	The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

EXECUTION VERSION
(g)	This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(h)	Without independent investigation, no responsible officer of Resigning Trustee’s corporate trust department has received notice from the Issuer or any Holder that a default or Event of Default has occurred and is continuing, and no responsible officer of Resigning Trustee’s corporate trust department has actual knowledge that a default or Event of Default has occurred and is continuing under the Indentures.

(i)	Each person who so authenticated the 8.375% Securities and the 9.75% Securities was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate such Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person’s genuine signature.
     1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indentures, all funds and other assets held in trust under the Indentures and all the rights, powers, trusts and duties of the Trustee under the Indentures and any related agreement, including, without limitation, all of its rights to, and all of its security interests in and liens upon, the collateral, if any, and all other rights of Resigning Trustee with respect to the collateral, if any, pursuant to the transaction documents. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Registrar and Paying Agent.
     1.4 Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the Effective Date, all of the documents listed on Exhibit A hereto. Resigning Trustee represents and warrants that such documents as it shall deliver to Successor Trustee constitute all of the documents in its possession responsive to the items listed in Exhibit A.

EXECUTION VERSION
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THE ISSUER
     2.1 The Issuer hereby accepts the resignation of Resigning Trustee as Trustee, Registrar and Paying Agent under the Indentures.
     2.2 The Issuer hereby appoints Successor Trustee as Trustee, Registrar and Paying Agent under the Indentures to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indentures with like effect as if originally named as Trustee, Registrar and Paying Agent in the Indentures.
     2.3 Promptly after the Effective Date, the Issuer shall cause the Successor Trustee to send a notice, substantially in the form of Exhibit B annexed hereto, to each Holder of the Securities in accordance with the provisions of Section 6.11 of each of the Indentures.
     2.4 The Issuer hereby represents and warrants to Resigning Trustee and Successor Trustee that:
(a)	The Issuer is a corporation of the State of Delaware, duly organized and existing pursuant to the laws of the State of Delaware.

(b)	The Indentures, and each amendment or supplemental indenture thereto, if any, were validly and lawfully executed and delivered by the Issuer and are in full force and effect and the Securities were validly issued by the Issuer.

(c)	With the exception of payments which were not made while the Issuer was in bankruptcy, but were made subsequently, the Issuer has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indentures.

(d)	To the best of the Issuer’s knowledge, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indentures.

EXECUTION VERSION
(e)	No covenant or condition contained in the Indentures has been waived by the Issuer or, to the best of the Issuer’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(f)	There is no action, suit or proceeding pending or, to the best of the Issuer’s knowledge, threatened against the Issuer before any court or any governmental authority arising out of any act or omission of the Issuer under the Indentures.

(g)	This Agreement has been duly authorized, executed and delivered on behalf of the Issuer and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(h)	All conditions precedent relating to the appointment of U.S. Bank National Association as successor Trustee under each of the Indentures have been complied with by the Issuer.
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THE SUCCESSOR TRUSTEE
     3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Issuer that:
(a)	Successor Trustee is not disqualified under the provisions of Section 6.8 and is eligible under the provisions of Section 6.9 of each of the Indentures to act as Trustee under the Indentures.

(b)	This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
     3.2 Successor Trustee hereby accepts its appointment as successor Trustee, Registrar and Paying Agent under the Indentures and accepts the assets, rights, powers, trusts and duties of Resigning Trustee as Trustee, Registrar and Paying Agent under the Indentures, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Registrar and Paying Agent in the Indentures.

EXECUTION VERSION
     3.3 References in the Indentures to “Principal Office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at 190 South LaSalle Street, 10th Floor, Chicago, Illinois 60603.
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MISCELLANEOUS
     4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures.
     4.2 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the Effective Date.
     4.3 This Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which Resigning Trustee may have incurred in connection with its serving as Trustee, Paying Agent or Registrar under the Indentures or an assumption by Successor Trustee of any liability of Resigning Trustee arising out of any action or inaction by Resigning Trustee in the performance of its duties under the Indentures.
     4.4 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Issuer of compensation for all services rendered by Resigning Trustee in its capacity as Trustee, Registrar and Paying Agent under Section 6.6 of each of the Indentures and reimbursement in full by the Issuer of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee, Registrar and Paying Agent in accordance with the provisions of the Indentures. This Agreement does not constitute a waiver or assignment by Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indentures. The Issuer acknowledges its obligation set forth in Section 6.6 of each of the Indentures to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trusts evidenced by the Indentures (which obligation shall survive the execution hereof).

EXECUTION VERSION
     4.5 The parties hereto agree to take reasonable action to confirm, evidence and perfect Successor Trustee’s rights in, or with respect to, the collateral, if any, pursuant to the transaction documents.
     4.6 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
     4.7 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     4.8 The Issuer acknowledges that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Successor Trustee. The Issuer agrees that it will provide Successor Trustee with such information as it may request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.
     4.9 This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.
     4.10 The Issuer, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.
     4.11 Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

EXECUTION VERSION
     If to the Issuer:
USG Corporation
550 West Adams Street
Chicago, Illinois 60661
Attention: Treasury Department
Facsimile: (312) 606-3883
with a copy to:
USG Corporation
550 West Adams Street
Chicago, Illinois 60661
Attention: Legal Department
     If to Resigning Trustee:
HSBC Bank USA, National Association
10 East 40th Street, 14th Floor
New York, NY 10016
Attention: Corporate Trust and Loan Agency
Facsimile: 212-525-1300
Email: vivian.ly@us.hsbc.com
     If to Successor Trustee:
U.S. Bank National Association
190 South LaSalle Street, 10th Floor
Chicago, Illinois 60603
Attention: Margaret Drelicharz
Facsimile: 312-332-8008
Email: Margaret.drelicharz@usbank.com
[Signature pages to follow]

EXECUTION VERSION
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, all as of the day and year first above written.

USG CORPORATION

By:	/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION,
as Resigning Trustee

By:	/s/ Vivian Ly

Name: Vivian Ly
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Successor Trustee

By:	/s/ Margaret Drelicharz

Name: Margaret Drelicharz
Title: Vice President

EXECUTION VERSION
EXHIBIT A
Documents to be delivered to Successor Trustee
1.	Executed copy of Indentures and each amendment and supplemental indenture thereto, if any.
2.	File of closing documents from initial issuance.
3.	Collateral, if any, and related documents.
4.	Certified list of Holders, including certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders).
5.	Copies of notices sent by the Trustee to Holders of the Securities pursuant to the terms of the Indentures, during the past twelve months.

EXECUTION VERSION
EXHIBIT B
[USG CORPORATION LETTERHEAD]
NOTICE
To the Holders of:

CUSIP #

CUSIP #

of
NOTICE IS HEREBY GIVEN, pursuant to Section 6.11 of (i) the Indenture (the “2008 Indenture”), dated as of November 1, 2008, by and between USG Corporation (the “Issuer”) and HSBC Bank USA, National Association (the “Trustee”) and (ii) the Indenture (the “2006 Indenture” and, together with the 2008 Indenture, the “Indentures”), dated as of November 1, 2006, by and between the Issuer and the Trustee, that HSBC Bank USA, National Association has resigned as trustee, registrar and paying agent under the Indentures.
          Pursuant to Section 6.11 of each of the Indentures, U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as trustee, registrar and paying agent under the Indentures. The address of the designated corporate trust office of the successor Trustee is 190 South LaSalle Street, 10th Floor, Chicago, Illinois 60603.
          HSBC Bank USA, National Association’s resignation as trustee, registrar and paying agent and U.S. Bank National Association’s appointment as successor trustee, registrar and paying agent were effective as of the opening of business on October 18, 2011.
Dated:
     __________ ___, 2011
[USG CORPORATION]